UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2008

Plexus Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-722-3451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2008, the Board of Directors of Plexus Corp. (the "Company") appointed Mary A. Winston to the Board, effective immediately. The Board was expanded by one director, to 9 directors, in connection with Ms. Winston joining the Board. The Board intends to submit Ms. Winston’s name for election by shareholders at the Company’s 2009 Annual Meeting of Shareholders.

Ms. Winston will receive the same compensation as other non-employee directors of the Company.

Ms. Winston, age 46, serves as the President and Founder of WinsCo Financial, LLC, a consulting firm focused on developing and implementing financial solutions for small to medium-sized companies. From February 2004 to January 2007, Ms. Winston served as Executive Vice President and Chief Financial Officer of Scholastic Corporation; and prior thereto she was a Vice President of Visteon Corporation. Ms. Winston is currently a member of the Board of Directors and the Chairperson of the Audit Committee of Dover Corporation.

Ms. Winston does not have any business relationships with the Company, and, accordingly, the Board has determined that she will be considered an independent director. A committee assignment for Ms. Winston will be determined at a future Board meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plexus Corp.

July 28, 2008	By:	Angelo M. Ninivaggi

Name: Angelo M. Ninivaggi
Title: Vice President, General Counsel and Secretary